                                                                    Exhibit 4.15


                              CONSENT AND AGREEMENT


         This CONSENT AND AGREEMENT (this "Consent"), dated as of November 10, 1999 among Transcontinental Gas Pipe Line Corporation, a Delaware corporation (the "Consenting Party"), Tenaska Georgia Partners, L.P., a Delaware limited partnership (the "Partnership"), and The Chase Manhattan Bank, as collateral agent, together with its successors in such capacity (the "Collateral Agent"), for the benefit of the Senior Parties (as defined below).

                                    RECITALS

         WHEREAS, the Partnership intends to develop, construct, lease, operate, maintain and finance a 936 megawatt ("MW") (nominal summer rating) natural gas-fired simple-cycle electric generating plant (the "Facility" and, together with the Project Documents, governmental approvals relating to the Facility or the Project Documents and any other item relating to the Facility, including any improvements to, and the operation of, the Facility and all activities related thereto, the "Project") to be located in Heard County, Georgia;

         WHEREAS, the Partnership intends to finance the development, construction and start-up of the Project, through the issuance of certain bonds (the "BONDS") pursuant to a trust indenture (the "INDENTURE"), dated as of November 1, 1999 between the Partnership and The Chase Manhattan Bank, as Trustee (the "Trustee");

         WHEREAS, the Project will be owned by the Development Authority of Heard County, Georgia, a public corporation created and existing under the laws of the State of Georgia (the "Authority"), and will be leased to the Partnership pursuant to a Lease Agreement dated as of November 1, 1999 between the Authority and the Partnership;

         WHEREAS, the Authority will issue its Industrial Development Bonds (the "DAHC Bonds") pursuant to an Indenture, dated as of November 1, 1999 between the Authority and The Chase Manhattan Bank, as DAHC Trustee;

         WHEREAS, the DAHC Bonds will be purchased by the Partnership and pledged to the Collateral Agent, along with certain assets of the Partnership including its rights under the Lease Agreement, to secure the obligations of the Partnership under the Bonds;

         WHEREAS, in addition to the DAHC Bonds and related collateral, all obligations of the Partnership with respect to the Bonds, and any other agreements evidencing senior debt of the Partnership (collectively, the "Financing Documents") to the Trustee, the Collateral Agent, each successor to any such person and each other person that becomes a secured party under any Financing Document (collectively, the "Senior Parties") will be secured by a certain Security Agreement, Pledge Agreements, Collateral Agency Agreement, Deed to Secured Debt, Security

Agreement and Assignment of Rents and Leases, each Third Party Consent and any other document providing for any lien, pledge, encumbrance, mortgage or security interest (collectively, the "Security Documents");

         WHEREAS, the Senior Parties, the Authority, and the Partnership have entered into the Collateral Agency and Intercreditor Agreement (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Collateral Agency Agreement") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, and (c) the appointment of the Collateral Agent as collateral agent.

         WHEREAS, the Partnership and the Consenting Party have entered into that certain Interconnect, Reimbursement and Operating Agreement, dated as of August 18, 1999 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Assigned Agreement");

         WHEREAS, the Partnership has notified the Consenting Party that all of the Partnership's right, title and interest in, to, and under the Assigned Agreement is to be assigned to the Collateral Agent as security pursuant to one or more of the Security Documents;

         WHEREAS, it is a condition precedent to the issuance of the Bonds and the other Financing Documents that the Consenting Party execute and deliver this Consent for the benefit of the Senior Parties;

         NOW, THEREFORE, as an inducement to the Senior Parties to enter into the Financing Documents, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Consenting Party hereby agrees as follows:

SECTION 1  CONSENT TO ASSIGNMENT, ETC.

         1.1 CONSENT TO ASSIGNMENT. The Consenting Party (a) acknowledges that the Collateral Agent and the Senior Parties are entering into the Financing Documents in reliance upon the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent, (b) consents in all respects to the pledge and assignment to the Collateral Agent of all of the Partnership's right, title and interest in, to and under the Assigned Agreement pursuant to one or more of the Security Documents and (c) acknowledges the right, but not the obligation, of the Collateral Agent or the Collateral Agent's designee, in the exercise of the Collateral Agent's rights and remedies under the Security Documents, to make all demands, give all notices, take all actions and exercise all rights of the Partnership in accordance with the Assigned Agreement, and agrees that, in such event, the Consenting Party shall continue to perform its obligations under the Assigned Agreement, provided that the Collateral Agent or its designee meet the credit worthiness standards contained in Section 32 of the General Terms and Conditions of Consenting Party's FERC Gas Tariff.

         1.2 SUBSTITUTE OWNER. The Consenting Party agrees that, if the Collateral Agent shall notify the Consenting Party that an event of default under any of the Financing Documents has occurred and is continuing and that the Collateral Agent has exercised its rights (a) to have itself or its designee substituted for the Partnership under the Assigned Agreement or (b) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to a person, then the Collateral Agent, the Collateral Agent's designee or such person (each, a "Substitute Owner") shall be substituted for the Partnership under the Assigned Agreement and that, in such event, the Consenting Party will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner provided that the Substitute Owner meets the credit worthiness standards contained in Section 32 of the General Terms and Conditions of Consenting Party's FERC Gas Tariff.

         1.3 RIGHT TO CURE. The Consenting Party agrees that in the event of a default by the Partnership in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate or suspend its obligations or exercise any other right or remedy under the Assigned Agreement or under applicable law (hereinafter a "default"), the Consenting Party will continue to perform its obligations under the Assigned Agreement and will not exercise any such right or remedy until it first gives prompt written notice of such default to the Collateral Agent and affords the Collateral Agent, the Collateral Agent's designee and the Senior Parties a period of sixty (60) days (or if such default is a non-monetary default, such longer period not to exceed ninety (90) days as is required so long as any such party has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default, provided that in the event that a Substitute Owner assumes the rights and obligations of the Partnership under the Assigned Agreement pursuant to a written assumption agreement (a copy of which is provided to the Consenting Party), such Substitute Owner shall have 60 days from the date of such assumption agreement to cure such default or if such default is a non-monetary default, such longer period so long as such Substitute Owner has commenced and is diligently pursuing appropriate action to cure such default; provided, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Partnership, then the time periods specified in this Section 1.3 for curing a default shall be extended for the period of such prohibition. Notwithstanding the foregoing, nothing in this Consent shall prevent the Consenting Party's ability to immediately suspend service pursuant to the consenting Party's effective FERC Gas Tariff for force majeure, safety or operating conditions.

         1.4 NO TERMINATION OR ASSIGNMENT. The Consenting Party will not, without the prior written consent of the Collateral Agent, enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer any of its right, title and interest thereunder or consent to any such assignment or transfer by the Partnership.

         1.5 REPLACEMENT AGREEMENT. In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding affecting the Partnership, the Consenting Party will, upon written notice from the Collateral Agent to the Consenting Party, enter into a new agreement with the Collateral Agent (or its transferee or other nominee that owns or leases the Project) having terms substantially the same as the terms of the Assigned Agreement, subject to the applicable provisions of the Consenting Party's effective FERC Gas Tariff, as amended from time to time, and approval by the Federal Energy Regulatory Commission, if necessary.

         1.6 NO LIABILITY. The Consenting Party acknowledges and agrees that neither the Collateral Agent, the Collateral Agent's designee or the Senior Parties shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Documents or otherwise, nor shall the Collateral Agent, the Collateral Agent's designee or the Senior Parties be obligated or required to (a) perform any of the Partnership's obligations under the Assigned Agreement, except, in the case of the Collateral Agent or the Collateral Agent's designee, during any period in which the Collateral Agent or the Collateral Agent's designee is a Substitute Owner pursuant to Section 1.2 hereof, in which case (i) the rights and obligations of such Substitute Owner shall be no more and no less than that of the Partnership under such Assigned Agreement, (ii) such Substitute Owner shall have no personal liability to the Consenting Party for the performance of such obligations and (iii) the sole recourse of the Consenting Party shall be to such Substituted Owner's interest in the Project, or (b) take any action to collect or enforce any claim for payment assigned under the Security Documents.

         1.7 PERFORMANCE UNDER ASSIGNED AGREEMENT. The Consenting Party and the Partnership shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it and the Consenting Party shall maintain the Assigned Agreement in full force and effect in accordance with its terms, except as otherwise provided in this Consent.

         1.8 DELIVERY OF NOTICES. Any notice by the Consenting Party shall be deemed delivered to the Collateral Agent if made in accordance with the provisions of, and to the address specified in, the Assigned Agreement.

         1.9 ACKNOWLEDGMENTS. The Consenting Party agrees to execute such acknowledgments or other similar instruments as the Collateral Agent shall reasonably request in connection with the transactions provided for in this Consent.

SECTION 2   PAYMENTS UNDER THE ASSIGNED AGREEMENT

         2.1 PAYMENTS. The Consenting Party will pay all amounts payable by it under the Assigned Agreement, if any, in the manner required by the Assigned Agreement directly into the account specified on Exhibit A hereto, or to such other person or account as shall be specified from time to time by the Collateral Agent to the Consenting Party in writing.

                  2.2 NO OFFSET, ETC. All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, EXCEPT AS SPECIFICALLY PERMITTED UNDER THE ASSIGNED AGREEMENT.

SECTION 3 REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

         In order to induce the Collateral Agent and the Senior Parties to enter into the Financing Documents, the Consenting Party makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

         3.1 ORGANIZATION; POWER AND AUTHORITY. The Consenting Party is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified, authorized to do business and in good standing in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

         3.2 AUTHORIZATION. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Consenting Party or
(b) any other person or entity, except approvals or consents which have previously been obtained.

         3.3 EXECUTION AND DELIVERY; BINDING AGREEMENTS. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party by the appropriate officers of the Consenting Party, and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

         3.4 LITIGATION. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of the Consenting Party's knowledge after due inquiry) threatened against the Consenting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could materially adversely affect the performance by the Consenting Party of its obligations hereunder or under the Assigned Agreement, or which could modify or otherwise materially adversely affect the Approvals (as defined in Section 3.6 hereof), (b) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby or (c) could have a material adverse effect upon (i) the business, operations, properties, assets, or condition (financial or otherwise) of the Consenting Party, (ii) the ability of the Consenting Party to perform under the Assigned Agreement or this Consent, (iii) the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Project, (iv) the value, validity, perfection and enforceability of the liens granted to the Collateral Agent under the Security Documents or (v) the ability of the Collateral Agent or the Senior Parties to enforce any of their material rights and remedies under the Assigned Agreement or this Consent (collectively, a "Material Adverse Effect").

         3.5 COMPLIANCE WITH OTHER INSTRUMENTS, ETC. The Consenting Party is not in violation of its charter or by-laws, and the execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its charter or by-laws, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Consenting Party.

         3.6 CONSENTS AND APPROVALS. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is required to be obtained by the Consenting Party in connection with the execution, delivery or performance of the Assigned Agreement or the consummation of the transactions contemplated thereunder, except as listed in Exhibit B hereto. All such Approvals listed on Exhibit B, except for those set forth in
Part II thereof (the "Deferred Approvals"), are Final (as defined below). An Approval shall be "Final" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Consenting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

         3.7 NO DEFAULT OR AMENDMENT. Neither the Consenting Party nor, to the best of the Consenting Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder. The Consenting Party has no existing counterclaims, offsets or defenses against the Partnership. The Consenting Party and, to the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Consenting Party's knowledge after due inquiry, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Partnership to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

         3.8 NO PREVIOUS ASSIGNMENTS. The Consenting Party has no notice of, and has not consented to, any previous assignment of all or any part of its rights under the Assigned Agreement.

         3.9 REPRESENTATIONS AND WARRANTIES. All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.

SECTION 4  OPINION OF COUNSEL

         The Consenting Party shall deliver an opinion of counsel, dated the Closing Date (as defined in the Financing Documents), relating to the Assigned Agreement and this Consent, which opinion shall be substantially in the form attached hereto as Exhibit C.

SECTION 5  MISCELLANEOUS

         5.1 NOTICES. All notices and other communications hereunder, except such notices provided under Section 1.8 of this Consent, shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed as follows:


         If to the Consenting Party:  Transcontinental Gas Pipe Line Corporation
                                      P.O. Box 1396
                                      Houston, Texas 77251-1396

                                      For operating design and construction
                                      matters:
                                      Attention: Vice President-Operations
                                      For all other matters:
                                      Attention: Vice President-Customer
                                      Service and Rates

         If to the Partnership:       Tenaska Georgia Partners, L.P.
                                      1044 North 115th Street, Suite 400
                                      Omaha, Nebraska  68154-4446

                                      Attention:  Michael F. Lawler
                                      Telephone:  (402) 691-9547
                                      Fax:  (402) 691-9550

         If to the Collateral Agent:  The Chase Manhattan Bank
                                      Capital Markets Fiduciary Services
                                      450 West 33rd Street, 15th Floor
                                      New York, New York 10001

                                      Attention:  Annette M. Marsula
                                      International & Project Finance Service
                                      Delivery
                                      Telephone:  (212) 946-7557
                                      Fax:  (212) 946-8178

The above parties may, by notice given hereunder, designate any further or different addresses to which subsequent notices or other communications shall be sent.

         5.2 GOVERNING LAW; SUBMISSION TO JURISDICTION. (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.).

         (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, each of the Consenting Party, the Partnership and the Collateral Agent hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. Each of the Consenting Party and the Partnership hereby irrevocably designates, appoints and empowers CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York, 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Partnership or the Consenting Party, as applicable, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. Each of the Consenting Party, the Partnership and the Collateral Agent irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Consenting Party at its notice address provided pursuant to Section 5.1 hereof. Each of the Consenting Party, the Partnership and the Collateral Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Consenting Party in any other jurisdiction.

         5.3 COUNTERPARTS. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         5.4 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

         5.5 SEVERABILITY. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         5.6 AMENDMENT, WAIVER. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Consenting Party and the Collateral Agent.

         5.7 TERMINATION; REFINANCING. (a) The Consenting Party's obligations hereunder are absolute and unconditional, and the Consenting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until (i) all obligations under the Financing Documents (the "Finance Liabilities") have been indefeasibly satisfied in full, notice of which shall be provided by the Collateral Agent when all such obligations have been satisfied (the "Termination Notice"), or (ii) the date that the Assigned Agreement is terminated pursuant to this Consent and is not replaced. The Collateral Agent shall provide written notice to the Consenting Party within sixty (60) days of the termination caused by clause (i) above, that all Finance Liabilities have been extinguished and that this Consent has been terminated as of such date.

         (b) In the event that the Finance Liabilities of the Partnership are refinanced or replaced by other credit facilities, this Consent shall continue in effect for the benefit of the Partnership and the provider of such new credit facilities (the "New Lender") provided that (i) within five days following delivery by the Collateral Agent to the Consenting Party of the notice from the Collateral Agent as provided in Section 5.7 hereof that the original Finance Liabilities have been indefeasibly satisfied in full, the New Lender or an agent, trustee or other representative of the New Lender, shall have notified the Consenting Party that it assumes the rights and the prospective obligations of the Collateral Agent under this Consent, and shall have supplied substitute notice address information for Section 5.1 hereof and new Payment Instructions (as more fully described in Exhibit A hereto) (countersigned on behalf of the Partnership) for Exhibit A, and (ii) thereafter, (a) the term "Finance Liabilities" under this Consent will be deemed to refer to the new credit facilities, (b) the term "Collateral Agent" or "Senior Parties" shall be deemed to refer to the New Lender or any agent or trustee for the New Lender, (c) the term "Financing Documents" shall be deemed to the credit agreement, indenture or other instrument providing for the new credit facilities and (d) the term "Security Documents" shall be deemed to refer to the security agreements under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of the Partnership under the new credit facilities.

         5.8 SUCCESSORS AND ASSIGNS. This Consent shall be binding upon the parties hereto and their permitted successors and assigns and shall inure to the benefit of the parties, their designees and their respective permitted successors and assigns.

         5.9 FURTHER ASSURANCES. The parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

         5.10 SURVIVAL. All agreements, statements, representations and warranties made by the Consenting Party herein shall be considered to have been relied upon by the Collateral Agent and the Senior Parties and shall survive the execution and delivery of this Consent.

         5.11 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Collateral Agent or Consenting Party in exercising any right, power or privilege hereunder and no course of dealing between the Consenting Party and the Collateral Agent shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other exercise, or the further exercise, of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent or Consenting Party would otherwise have.

         IN WITNESS WHEREOF, the Consenting Party, the Partnership and the Collateral Agent have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                           TRANSCONTINENTAL GAS PIPE LINE CORPORATION


                           By: /s/ Frank Ferazzi
                               ---------------------------------------
                               Name:  Frank J. Ferazzi
                               Title: Vice President, Customer Service and Rates


                           TENASKA GEORGIA PARTNERS, L.P.

                           By:  Tenaska Georgia, Inc.
                                Managing General Partner


                                     By: /s/ Michael F. Lawler
                                         -----------------------------
                                         Name:  Michael F. Lawler
                                         Title: Vice President of Finance &
                                                Treasurer


                           THE CHASE MANHATTAN BANK,
                           as Collateral Agent



                           By: /s/ Annette M. Marsula
                               ---------------------------------------
                               Name:  Annette M. Marsula
                               Title: Assistant Vice President

                                                                    Exhibit A to
                                                           Consent And Agreement
                                                           ---------------------


                              Payment Instructions
                              --------------------

Chase Manhattan Bank             ABA# 021 000 021
450 West 33rd Street, 15th Fl.   Account Number: 507 891325
NY, NY 10001                     Account Name: The Chase Manhattan Bank, as
                                               Collateral Agent
                                               Tenaska Georgia Partners, L.P.,
                                               Concentration Account
                                 Vista Account Number: 294580000

                                 For Further Credit to: Trust Acct. No. C29458, The Chase Manhattan Bank, as Collateral Agent, Tenaska Georgia - Revenue Fund. Attention:
                                 A. Marsula

                                                                    Exhibit B to
                                                           Consent And Agreement
                                                           ---------------------

                                    Approvals
                                    ---------


                                     Part I

None at this time.





                                     Part II

The permits identified below are based on current job scope and site specifications. Transco may not require all the listed permits or may require additional permits not listed in the event of a change to the job scope or site specifications. Transco applies for and receives authorization for the types of permits identified below in the ordinary course of business.


Corps of Engineers Permit (if wetlands are present)
T&E Clearance (U.S. Fish and Wildlife Service)
Cultural Resources Clearance (State Historic Preservation Office)
Hydrostatic Discharge Permit
Land Disturbance Permit (SE&SCP)
Building Permit from the county
Radio Tower Permit from the county

                                                                    Exhibit C to
                                                           Consent And Agreement
                                                           ---------------------


                               November __, 1999




[OTHER ADDRESSEES]

Tenaska Georgia Partners, L.P.
1044 North 115th Street
Omaha, Nebraska 68154

         Re: Natural gas-fired electric generating facility located in Heard County, Georgia (the "Project")

Ladies and Gentlemen:

         I or other staff attorneys acting under my supervision have acted as counsel to Transcontinental Gas Pipe Line Corporation, a Delaware corporation ("Transco") in connection with the Project to be constructed by Tenaska Georgia Partners, L.P., a Delaware limited partnership ("TGP"), for which Transco will construct facilities to interconnect Transco's natural gas pipeline with TGP's natural gas facilities pursuant to the Interconnect, Reimbursement and Operating Agreement, dated August 18, 1999, to which TGP and Transco are parties (the "Interconnect Agreement"). This opinion is delivered to you pursuant to the Bond Purchase Agreement dated _______________ (the "Bond Purchase Agreement") by and among TGP, Goldman, Sachs & Co., and the purchaser of the taxable bonds thereunder (the "Bondholders").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

                  (i)      the Interconnect Agreement;

                  (ii) the Consent and Agreement of Transco, dated ___________; and

                  (iii)    the Articles of Incorporation and Bylaws for Transco.

         The documents referred to in item (iii) above are hereinafter collectively referred to as the "Governing Documents" and the documents referred to in items (i) through (ii) above are hereinafter collectively referred to as the "Documents." In addition, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies, and the due execution and delivery, pursuant to due authorization, of the Documents and the enforceability (subject to limitations on enforceability of the types referred to in paragraph 4 of this opinion) of the Documents against TGP and Bondholders. In rendering the opinions expressed below, we have further assumed, without any independent investigation or verification of any kind, that each Document we have examined is the valid and binding obligation of each party thereto other than Transco.

         I am admitted to the bar of the State of Texas. I express no opinion as to the law of any jurisdiction other than (i) the laws of the State of Texas and
(ii) the federal laws of the United States of America and (iii) the laws of the State of Delaware pertaining to corporations and to limited partnerships. As to all questions of fact material to this opinion that have not been independently established, I have relied upon certificates or comparable documentation of officers and representatives of Transco and upon representations and warranties of Transco contained in the Documents.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                  1. Transco is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

                  2. Transco has taken all necessary corporate action to authorize the execution, delivery and performance by it of each Document, and has duly executed and delivered each Document.

                  3. Transco has all corporate power and authority to execute, deliver, and perform obligations under, the Documents.

                  4. Each Document constitutes the valid and binding obligation of Transco enforceable against Transco in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  5. The execution, delivery and performance by Transco of the Documents will not: (i) contravene any applicable provision of any law, regulation, ruling, order or decree of any governmental authority to which or by which Transco or any of its property or assets is subject or bound or (ii) violate any provision of the Governing Documents of Transco. The execution, delivery, and performance by Transco of the Documents do not and will not, to the best of our knowledge after due inquiry, conflict with, result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of Transco pursuant to any provision of any securities issued by Transco, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which Transco is a party or by which it or any of its property or assets is bound.

                  6. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively "Approvals"), is required to be obtained by Transco in connection with the execution, delivery or performance of the Documents or the consummation of the transactions contemplated thereby, except as listed on Schedule A hereto. All such Approvals listed on Schedule A, except for those in
         Part II thereof, are Final (as defined below). An Approval shall be Final if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Documents, and is final and not subject to any appeal.

                  7. To the best of our knowledge after due inquiry, there are no pending or threatened actions or proceeding affecting Transco or any of its properties or assets that individually or in the aggregate could materially adversely affect the execution, delivery and performance by Transco of any of the Documents.

                  8. I express no opinion as to the effect on the opinions herein stated of compliance or noncompliance by TGP or Bondholder with any applicable state, federal or other laws or regulations.

         This opinion and the matters addressed herein are as of the date hereof, and I undertake no, and hereby expressly disclaim any, obligation to advise you or any other person of any change in any matter set forth herein occurring after the date hereof. This opinion is furnished by me, as counsel to the Company, to lender for its use in connection with the subject transaction and may not be otherwise used, quoted, referred to or otherwise relied upon, for any other purpose by any other person or entity, without my prior written consent. This letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is being furnished only to the Addressees, and their respective successors and assigns and is solely for the benefit of such parties.

                                    Very truly yours,



                                    --------------------------------
                                    Attorney

                                   SCHEDULE A

                                    APPROVALS


                                     Part I

None at this time.





                                     Part II

The permits identified below are based on current job scope and site specifications. Transco may not require all the listed permits or may require additional permits not listed in the event of a change to the job scope or site specifications. Transco applies for and receives authorization for the types of permits identified below in the ordinary course of business.


Corps of Engineers Permit (if wetlands are present)
T&E Clearance (U.S. Fish and Wildlife Service)
Cultural Resources Clearance (State Historic Preservation Office)
Hydrostatic Discharge Permit
Land Disturbance Permit (SE&SCP)
Building Permit from the county
Radio Tower Permit from the county